Exhibit 99.1

ZiLOG ANNOUNCES FIRST QUARTER FISCAL
2008 FINANCIAL RESULTS

  NEW PRODUCTS EXCEED 52 PERCENT OF TOTAL NET SALES FOR THE QUARTER
  EMBEDDED FLASH MICROCONTROLLER SALES UP 50 PERCENT OVER YEAR AGO
  FIRST PRODUCTION SHIPMENTS OF NEW 32-BIT ARM PRODUCTS
  COMPLETES CONSOLIDATION OF RESEARCH & DEVELOPMENT ACTIVITIES
  MOVES HEADQUARTERS TO NEW FACILITY IN SAN JOSE, CALIFORNIA

SAN JOSE, Calif., August 2, 2007 — ZiLOG®, Inc. (NASDAQ: ZILG) the creator of the Z80® microprocessor and a leading innovator of integrated microcontrollers (MCU) and universal remote control solutions, today reported results for its 2008 fiscal year first quarter ended June30, 2007. For the three month period sales were $16.8 million and the GAAP net loss was $3.0 million or 18 cents per share which were within the guidance ranges for the fiscal quarter given in the Company's previous release on June 25, 2007.

"As we had stated previously, the sales decline for the quarter was disappointing and reflected a generally soft demand overall. The North American home security market was slow due to the decline in new housing starts which impacted the end consumption of certain of our legacy products" said Darin Billerbeck, ZiLOG's Chief Executive Officer. "Additionally, the decline in our Universal Remote Control product sales reflects an inventory correction at our largest customer" Billerbeck stated.

Sales declined 20 percent as compared to the comparative prior year three month period ended July 1, 2006 of $21.0 million and decreased 12 percent from the $19.1 million recorded for the immediately preceding quarter. GAAP gross margin for the three months ended June 30, 2007 was 44 percent of sales as compared to 50 percent of sales for the previous year fiscal first quarter ended July 1, 2006 and 47 percent in the preceding quarter ended March 31, 2007. GAAP net loss for the quarter of $3.0 million or 18 cents per share includes special charges of $0.4 million, reflecting charges associated with actions announced in April, 2007 to consolidate engineering sites and streamline development activities. The GAAP net loss for the quarter compares to a GAAP net loss of $1.5 million or 9 cents per share for the prior year three months ended July 1, 2006 and a GAAP net loss of $3.6 million or 21 cents per share for the preceding quarter.

"We were pleased with the continued progress of our new product sales. Our embedded flash 8-bit products were up sequentially 19 percent and 52 percent year over year. In addition, in the June Quarter we shipped over $100,000 in new 32-bit ARM based products for the secured transaction market." Billerbeck continued. "The reduction in our research and development spending is a partial savings on the consolidation efforts that we commenced in the quarter. We also completed our move to our new headquarters building in San Jose, California in July, 2007. We expect both activities to give us a lower cost base and an improved business support approach to drive improvement in our long term results" concluded Billerbeck.

Adjusted EBITDA (as defined below) was negative $0.9 million for the three months ended June 30, 2007 as compared to positive $0.3 million for the prior year three months ended July 1, 2006 and negative $0.5 million for the preceding quarter ended March 31, 2007. On a Non-GAAP basis (excluding special charges, amortization of intangible assets and stock-based compensation expense) the Company reported a net loss for the three months ended June 30, 2007 of $2.0 million or 12 cents per share as compared to a non-GAAP net loss of $1.6 million or 10 cents per share in the previous quarter and a non-GAAP net loss of $0.7 million or 4 cents per share for the comparable fiscal quarter a year ago.

The Company shipped approximately 700 development tool kits for the three months ended June 30, 2007 fiscal quarter, bringing total tool kits shipped since the introduction of its integrated embedded Flash MCU's to approximately 41,000. Additionally, the Company added another 71 new embedded Flash silicon customers in the June 2007 fiscal quarter, taking the cumulative increase in customers to approximately 3,100 since introduction.

NON-GAAP FINANCIAL INFORMATION (Unaudited)

Included above and within the attached schedules are certain Non-GAAP financial measures. Management believes that these Non-GAAP measures are useful measures of operating performance and liquidity because they may exclude the impact of certain items, such as amortization of intangible assets, stock-based compensation, depreciation, non-operating interest, income taxes and special charges. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net income (loss) and net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP.

	Three Months Ended
	June 30,	March 31,	Dec. 30,	Sept. 30,	July 1,
	2007	2007	2006	2006	2006
Reconciliation of Non-GAAP Net Loss to GAAP Net Loss

Non-GAAP net loss	($2.0)	($1.6)	($0.8)	($0.8)	($0.7)
Non-GAAP adjustments:
Special charges and credits	0.4	1.3	0.1	0.9	0.1
Amortization of intangible assets	0.2	0.3	0.3	0.3	0.4
Non-cash stock-based compensation R&D	0.1	0.1	0.1	0.1	0.1
Non-cash stock-based compensation SG&A	0.3	0.3	0.3	0.2	0.2
Total non-GAAP adjustments	1.0	2.0	0.8	1.5	0.8
GAAP Net loss	($3.0)	($3.6)	($1.6)	($2.3)	($1.5)

Non-GAAP Net Loss (Unaudited)

Non-GAAP net loss excludes special charges and non-cash charges relating to the amortization of intangible assets and stock-based compensation. We believe that Non-GAAP net loss is a useful measure as it excludes certain special charge items as well as certain non-cash charges, which facilitates a comparison of the Company's operating performance. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, the net loss measured in accordance with GAAP.

	Three Months Ended
Reconciliation of Net Loss and Cash Flows From	June 30,	March 31,	Dec. 30,	Sept. 30,	July 1,
Operating Activities to EBITDA	2007	2007	2006	2006	2006

Reconciliation of net loss to EBITDA:
Net loss	($3.0)	($3.6)	($1.6)	($2.3)	($1.5)
Depreciation and amortization	1.0	1.1	1.1	1.1	1.1
Interest income	(0.2)	(0.3)	(0.2)	(0.3)	(0.3)
Provision for income taxes	0.5	0.6	0.6	0.4	0.6
EBITDA	($1.7)	($2.2)	($0.1)	($1.1)	($0.1)

Reconciliation of EBITDA to net cash provided by
(used in) operating activities:
EBITDA	($1.7)	($2.2)	($0.1)	($1.1)	($0.1)
Provision for income taxes	(0.5)	(0.6)	(0.6)	(0.4)	(0.6)
Interest income	0.2	0.3	0.2	0.3	0.3
Stock-based compensation	0.4	0.4	0.4	0.3	0.3
Changes in other operating assets and liabilities	(1.2)	0.8	(1.8)	2.6	(0.2)
Net cash provided by (used in) operating activities	($2.8)	($1.3)	($1.9)	$1.7	($0.3)

Non-GAAP EBITDA (Unaudited)

Management believes that Non-GAAP EBITDA ("EBITDA"), that is Earnings or loss Before Interest, Taxes, Depreciation and Amortization, is a useful measure of financial performance. We believe that the disclosure of EBITDA helps investors more meaningfully evaluate our liquidity position by the elimination of non-cash related items such as depreciation and amortization. We believe that our investor base regularly uses EBITDA as a measure of the liquidity of our business. Our management uses EBITDA as a supplement to cash flows from operations as a way to assess the cash generated from our business available for capital expenditures and the servicing of other requirements including working capital.

	Three Months Ended

Reconciliation of Net Loss and Cash Flows From	June 30,	March 31,	Dec. 30,	Sept. 30,	July 1,
Operating Activities to Adjusted EBITDA	2007	2007	2006	2006	2006

Reconciliation of net loss to Adjusted EBITDA:
Net loss	($3.0)	($3.6)	($1.6)	($2.3)	($1.5)
Depreciation and amortization	1.0	1.1	1.1	1.1	1.1
Interest income	(0.2)	(0.3)	(0.2)	(0.3)	(0.3)
Provision for income taxes	0.5	0.6	0.6	0.4	0.6
Special charges and credits	0.4	1.3	0.1	0.9	0.1
Stock-based compensation	0.4	0.4	0.4	0.3	0.3
Adjusted EBITDA	($0.9)	($0.5)	$0.4	$0.1	$0.3

Reconciliation of Adjusted EBITDA to net cash provided by
(used in) operating activities:
Adjusted EBITDA	($0.9)	($0.5)	$0.4	$0.1	$0.3
Special charges and credits	($0.4)	($1.3)	($0.1)	($0.9)	($0.1)
Provision for income taxes	(0.5)	(0.6)	(0.6)	(0.4)	(0.6)
Interest income	0.2	0.3	0.2	0.3	0.3
Changes in other operating assets and liabilities	(1.2)	0.8	(1.8)	2.6	(0.2)
Net cash provided by (used in) operating activities	($2.8)	($1.3)	($1.9)	$1.7	($0.3)

Non-GAAP Adjusted EBITDA (Unaudited)

EBITDA reflects our Earnings or loss Before Interest, Taxes, Depreciation and Amortization. Additionally, management uses separate "Adjusted EBITDA" calculations for purposes of determining certain employees' incentive compensation and, subject to meeting specified Adjusted EBITDA amounts, for accelerating the vesting of EBITDA-linked stock options. Adjusted EBITDA, as we define it, excludes interest, income taxes, effects of changes in accounting principles and non-cash charges such as depreciation, amortization, in-process research and development, and stock-based compensation expense. It also excludes cash and non-cash charges associated with reorganization items and special charges and credits, which represent operational restructuring charges, including asset write-offs, employee termination costs, and lease termination costs. Adjusted EBITDA also excludes changes in operating assets and liabilities which are included in net cash used by operating activities. Our management uses Adjusted EBITDA as a supplement to cash flows from operations as a way to assess the cash generated from our business available for capital expenditures and the servicing of other requirements including working capital. This Non-GAAP Adjusted EBITDA measure allows management to monitor cash generated from the operations of the business. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net loss and net cash provided or used in operating activities prepared in accordance with GAAP.

About ZiLOG, Inc.

Founded in 1974, ZiLOG won international recognition for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, ZiLOG is a leading global supplier of 8-bit micro logic devices. It designs and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. ZiLOG is headquartered in San Jose, California, and employs over 550 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and its products, visit the Company's website at: www.ZiLOG.com. ZiLOG, Z8, Z80, EZ80, Z8 ENCORE!, Encore!XP and Zneo are registered trademarks of ZiLOG, Inc. in the United States and in other countries.  EZ80ACCLAIM! and CRIMZON are trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

Cautionary Statements

This release contains forward-looking statements (including those related to continued growth in our new embedded flash products) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements include whether our consolidation activities are effective in driving improvement in our long-term results.  Factors which could impact the overall success of our consolidation include whether the reduction in R&D personnel will result in fewer new product introductions or slower customer responsiveness.

Design wins are defined as the projected two-year net sales for a customer's new product design for which the Company has received at least a $1,000 purchase order for its devices. Design win estimates are determined based on projections from customers and may or may not come to fruition. Whether or not ZiLOG achieves anticipated revenue from design wins depends on such things as how quickly the Company is able to bring design wins into production and whether or not the project in question is a commercial success. Notwithstanding changes that may occur with respect to customer matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to update such statements until release of its next quarterly earnings announcement or in any other manner. ZiLOG, however, reserves the right to update such statement, or any portion thereof, at any time for any reason.

The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Form 10-Q for the period ended June 30, 2007.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.ZiLOG.com.

Contact:
Stew Chalmers
Director Corporate Communications
(818) 681-3588

Source: ZiLOG, Inc. www.ZiLOG.com

ZiLOG, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions except per share data)

	Three Months Ended
	June 30,	July 1,
	2007	2006

Net sales	$16.8	$21.0
Cost of sales	9.4	10.5
Gross margin	7.4	10.5
Gross margin %	44%	50%
Operating expenses:
Research and development	4.5	5.2
Selling, general and administrative	5.0	6.0
Special charges and credits	0.4	0.1
Amortization of intangible assets	0.2	0.4
Total operating expenses	10.1	11.7
Operating loss (1)	(2.7)	(1.2)

Other income:
Interest income	0.2	0.3
Loss before provision for income taxes	(2.5)	(0.9)
Provision for income taxes	0.5	0.6
Net loss	$(3.0)	$(1.5)

Basic and diluted net loss per share	$(0.18)	$(0.09)

Weighted-average shares used in computing basic
and diluted net loss per share	16.9	16.6

(1) Includes stock-based compensation charges as
follows (amounts reflect adoption of FAS 123R):
Research and development	$0.1	$0.1
Selling, general and administrative	0.3	0.2
Total stock-based compensation included in operating loss	$0.4	$0.3

ZiLOG, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30,	March 31,
	2007	2007

ASSETS
Current assets:
Cash and cash equivalents	$19.8	$19.4
Accounts receivable, net	9.1	8.0
Inventories	8.2	8.5
Assets held for sale	-	3.2
Deferred tax asset	0.4	0.4
Prepaid expenses and other current assets	1.4	1.8
Total current assets	38.9	41.3

Property, plant and equipment, net	5.9	6.5
Goodwill	2.2	2.2
Intangible assets, net	3.3	3.5
Other assets	1.9	2.3
Total assets	$52.2	$55.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5.9	$6.1
Income taxes payable	0.6	0.6
Accrued compensation and employee benefits	2.5	2.8
Other accrued liabilities	2.5	2.9
Deferred income on shipments to distributors	6.7	7.1
Total current liabilities	18.2	19.5

Deferred tax liability	0.4	0.4
Other non-current liabilities	1.2	1.2
Total liabilities	19.8	21.1

Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in capital	125.3	124.5
Treasury stock	(7.2)	(7.2)
Accumulated deficit	(85.9)	(82.8)
Total stockholders' equity	32.4	34.7
Total liabilities and stockholders' equity	$52.2	$55.8

ZiLOG, INC.
UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
(in millions)

	Three Months Ended
	June 30,	July 1,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3.0)	$(1.5)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	0.8	0.7
Disposition of operating assets	0.2	-
Stock-based compensation	0.4	0.3
Amortization of fresh-start intangible assets	0.2	0.4
Changes in operating assets and liabilities:
Accounts receivable, net	(1.1)	0.2
Inventories	0.3	(1.6)
Prepaid expenses and other current and non-current assets	0.8	0.6
Accounts payable	(0.2)	-
Accrued compensation and employee benefits	(0.4)	0.4
Deferred income on shipments to distributors	(0.4)	0.6
Accrued and other current liabilties	(0.4)	(0.5)
Non-curent liabilities	-	0.1
Net cash used in operating activities	(2.8)	(0.3)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of assets held for sale - MOD II property	3.2	-
Capital expenditures	(0.3)	(0.6)
Net cash provided by (used in) investing activities	2.9	(0.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under
employee stock plans	0.3	-
Net cash provided by financing activities	0.3	-

Increase (decrease) in cash and cash equivalents	0.4	(0.9)
Cash and cash equivalents at beginning of period	19.4	27.0
Cash and cash equivalents at end of period	$19.8	$26.1

ZiLOG, Inc.
SELECTED UNAUDITED TRENDED FINANCIAL INFORMATION
(Amounts in millions except percentages, selected key metrics and per share amounts)

	Three Months Ended
	June 30,	March 31,	Dec. 30,	Sept. 30,	July 1,
	2007	2007	2006	2006	2006

Sales & Expenses Information:
Net sales	$ 16.8	$ 19.1	$ 20.7	$ 21.2	$ 21.0
Cost of sales	9.4	10.1	11.0	11.4	10.5
Gross margin	$ 7.4	$ 9.0	$ 9.7	$ 9.8	$ 10.5
Gross margin %	44%	47%	47%	46%	50%
Operating expenses:
Research and development	$ 4.5	$ 5.1	$ 5.2	$ 5.0	$ 5.2
Selling, general and administrative	5.0	5.6	5.3	5.8	6.0
Special charges and credits	0.4	1.3	0.1	0.9	0.1
Amortization of intangible assets	0.2	0.3	0.3	0.3	0.4
Total operating expenses	$ 10.1	$ 12.3	$ 10.9	$ 12.0	$ 11.7

Operating loss	$ (2.7)	$ (3.3)	$ (1.2)	$ (2.2)	$ (1.2)

Interest income	0.2	0.3	0.2	0.3	0.3
Loss before provision for income taxes	$ (2.5)	$ (3.0)	$ (1.0)	$ (1.9)	$ (0.9)
Provision for income taxes	0.5	0.6	0.6	0.4	0.6
Net loss	$ (3.0)	$ (3.6)	$ (1.6)	$ (2.3)	$ (1.5)

Weighted average basic and diluted shares	16.9	16.8	16.7	16.6	16.6
Basic and diluted net loss per share	$ (0.18)	$ (0.21)	$ (0.10)	$ (0.14)	$ (0.09)

Sales Information:
Net Sales - by product category
Micrologic:
Micrologic products - embedded flash	$ 3.6	$ 3.1	$ 3.6	$ 3.7	$ 2.4
Micrologic products - remote controls	5.1	6.3	5.9	6.0	5.7
Micrologic new products, 8-bit	$ 8.7	$ 9.4	$ 9.5	$ 9.7	$ 8.1
Micrologic ARM, 32-bit	0.1	-	-	-	-
Micrologic new products	$ 8.8	$ 9.4	$ 9.5	$ 9.7	$ 8.1
Micrologic products - other non flash	5.2	6.3	7.9	8.1	8.5
Total micrologic products	$ 14.0	$ 15.7	$ 17.4	$ 17.8	$ 16.6
Other products	2.8	3.4	3.3	3.4	4.4
Total net sales	$ 16.8	$ 19.1	$ 20.7	$ 21.2	$ 21.0

Net Sales - by channel
OEM	$ 6.9	$ 8.7	$ 10.1	$ 8.6	$ 8.6
Distribution	9.9	10.4	10.6	12.6	12.4
Total net sales	$ 16.8	$ 19.1	$ 20.7	$ 21.2	$ 21.0

Net Sales - by region
America's	$ 6.7	$ 8.4	$ 9.2	$ 8.3	$ 7.9
Asia (including Japan)	7.9	8.0	9.5	10.1	10.0
Europe	2.2	2.7	2.0	2.8	3.1
Total net sales	$ 16.8	$ 19.1	$ 20.7	$ 21.2	$ 21.0

Selected Key Metrics (as defined in our Form 10-Q)
Days sales outstanding	49	38	38	33	41
Net sales to inventory ratio (annualized)	8.2	9.0	8.7	9.9	9.1
Weeks of inventory at distributors	12	13	13	13	10
Current ratio	2.1	2.1	2.1	1.9	2.0

Other Selected Financial Metrics
Depreciation and amortization (excluding intangibles)	$ 0.8	$ 0.8	$ 0.8	$ 0.8	$ 0.7
Amortization of fresh-start intangibles	$ 0.2	$ 0.3	$ 0.3	$ 0.3	$ 0.4
Special charges and credits	$ 0.4	$ 2.2	$ 0.1	$ 0.9	$ 0.1
Capital expenditures	$ 0.3	$ 0.3	$ 0.2	$ 0.9	$ 0.6
Cash and cash equivalents	$ 19.8	$ 19.4	$ 21.0	$ 26.2	$ 26.1